EXHIBIT 11


                     HOST MARRIOTT SERVICES CORPORATION
              COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)


                                                                TWELVE WEEKS ENDED                TWELVE WEEKS ENDED
                                                                  JUNE 20, 1997                     JUNE 14, 1996
                                                          -------------------------------    -----------------------------
                                                            PRIMARY      FULLY-DILUTED         PRIMARY     FULLY-DILUTED
                                                          ------------- -----------------    ------------ ----------------

Net income available to common shareholders                       $5.1              $5.1            $3.3             $3.3
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------

Shares:
   Weighted average number of common
      shares outstanding                                          34.7              34.7            33.2             33.2
   Assuming distribution of shares issuable for Host
      Marriott Corporation warrants in 1996, less
      shares assumed purchased at applicable
      market (1)                                                   ---               ---             0.6              0.6
   Assuming distribution of shares issuable for stock
      stock options granted under the comprehensive
      stock plan, less shares assumed purchased at
      applicable market (1)                                        0.3               0.4             0.2              0.2
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former  employees  of Host
      Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                        0.9               0.9             1.0              1.0
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former  employees  of Host
      Marriott Corporation, less shares assumed purchased at
      applicable market (1)                                        0.1               0.1            ---              ---
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)                           ---               ---             0.1              0.1
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)                   0.2               0.2             0.2              0.2
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------

Total Weighted Average Common Shares Outstanding                  36.2              36.3            35.3             35.3
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------

Earnings Per Common Share                                        $0.14             $0.14           $0.09            $0.09
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------


(1) The applicable market price for primary earnings per common share is the average market price for the period. The applicable market price for fully-diluted earnings per common share equals the higher of the average market price for the period or the period end market price.

                                                            EXHIBIT 11,
                                                            continued


                    HOST MARRIOTT SERVICES CORPORATION
              COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                (UNAUDITED)


                                                             TWENTY-FOUR WEEKS ENDED            TWENTY-FOUR WEEKS ENDED
                                                                  JUNE 20, 1997                      JUNE 14, 1996
                                                          -------------------------------    -------------------------------
                                                            PRIMARY      FULLY-DILUTED         PRIMARY      FULLY-DILUTED
                                                          ------------- -----------------    ------------ ------------------

Net income (loss) available to common shareholders                $0.8              $0.8          $(1.6)             $(1.6)
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------

Shares:
   Weighted average number of common
      shares outstanding                                          34.7              34.7           32.9               32.9
   Assuming distribution of shares issuable for Host
      Marriott Corporation warrants in 1996, less
      shares assumed purchased at applicable
      market (1)(2)                                                ---               ---            ---                ---
   Assuming distribution of shares issuable for stock
      stock options granted under the comprehensive,
      comprehensive stock plan, less shares assumed
      purchased at applicable market (1)(2)                        0.3               0.4            ---                ---
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former  employees  of Host
      Marriott Corporation, less shares assumed purchased at
      applicable market (1)(2)                                     0.9               0.9            ---                ---
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former  employees  of Host
      Marriott Corporation, less shares assumed purchased at
      applicable market (1)(2)                                     0.1               0.1            ---                ---
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)(2)                        ---               ---            ---                ---
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)(2)                0.2               0.2            ---                ---
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------

Total Weighted Average Common Shares Outstanding                  36.2              36.3           32.9               32.9
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------

Earnings (Loss) Per Common Share                                 $0.02             $0.02         $(0.05)            $(0.05)
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------


(1) Common equivalent shares were antidilutive for the twenty-four weeks ended June 14, 1996.
(2) The applicable market price for primary earnings per common share is the average market price for the period. The applicable market price for fully-diluted earnings per common share equals the higher of the average market price for the period or the period end market price.

                                   19